EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

In connection with the Quarterly Report on Form 10-Q of Matson, Inc. (the “Company”) for the quarterly period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matthew J. Cox, as Chairman and Chief Executive Officer of the Company, and Joel M. Wine, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that to their knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Matthew J. Cox
Name:	Matthew J. Cox
Title:	Chairman and Chief Executive Officer
Date:	November 6, 2018

/s/ Joel M. Wine
Name:	Joel M. Wine
Title:	Senior Vice President and Chief Financial Officer
Date:	November 6, 2018